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EXHIBIT 1

Schedule 13G
Amendment No. 24
Abbott Laboratories
Common shares without par value
CUSIP Number 002824 10 0

Messrs. Freyman, Kearney, and Wascoe are Co-trustees of the Abbott Laboratories Stock Retirement Trust, committee members of a committee established under the Abbott Laboratories Stock Retirement Trust (Puerto Rico), Trustees of the Abbott Laboratories Employee Benefit Trust, and members of the Abbott Stock Committee for the Abbott Laboratories Ashland Union 401(k) Trust. As such, each of them has shared voting power over the 92,497,449 shares held by those trusts. This total is comprised of the following components:

Number of Shares	Name of Trust
89,278,257	Abbott Laboratories Stock Retirement Trust
3,104,311	Abbott Laboratories Stock Retirement Trust (Puerto Rico)
52,000	Abbott Laboratories Employee Benefit Trust
62,881	Abbott Laboratories Ashland Union 401(k) Trust

Disclaimer of Beneficial Ownership
              under Rule 13d-4

The filing of Schedule 13G Amendment 24 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ THOMAS C. FREYMAN Thomas C. Freyman
Date: February 3, 2003

Disclaimer of Beneficial Ownership
              under Rule 13d-4

The filing of Schedule 13G Amendment 24 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which he would not otherwise be deemed to be beneficial owner.

/s/ TERRENCE C. KEARNEY Terrence C. Kearney
Date: February 3, 2003

Disclaimer of Beneficial Ownership
              under Rule 13d-4

The filing of Schedule 13G Amendment 24 on behalf of the Abbott Laboratories Stock Retirement Trust does not constitute an admission that the undersigned is, for purposes of Section 13(d) of the Securities and Exchange Act of 1934, the beneficial owner of any securities covered by the Schedule. Pursuant to Rule 13d-4 of the Act, the undersigned disclaims such ownership with respect to any shares listed therein of which she would not otherwise be deemed to be beneficial owner.

/s/ THOMAS M. WASCOE Thomas M. Wascoe
Date: February 3, 2003

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  EXHIBIT 1
Disclaimer of Beneficial Ownership under Rule 13d-4
Disclaimer of Beneficial Ownership under Rule 13d-4
Disclaimer of Beneficial Ownership under Rule 13d-4